EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated included in the Registration Statement on Form S-1 and related Prospectus of 10-4 Corporation for the registration of shares of its common stock.

/s/ "MANNING ELLIOTT LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 2, 2008